                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                  FORM 8-K/A

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported): September 15, 1999

                                AMENDMENT NO. 1



                           CROSS TIMBERS OIL COMPANY
            (Exact name of registrant as specified in its charter)



    Delaware                         1-10662                    75-2347769
(State or other jurisdiction  (Commission File Number)         (IRS Employer
   of incorporation)                                         Identification No.)



     810 Houston Street, Suite 2000, Fort Worth, Texas             76102
     (Address of principal executive offices)                    (Zip Code)



                                (817) 870-2800
             (Registrant's telephone number, including area code)

Item 7.    Financial Statements and Exhibits.

                                                                                                         Page
                                                                                                         ----
     (a)  Financial statements of businesses acquired.

               Ocean Energy Acquisition:

                    Report of Independent Public Accountants...........................................    3

                    Statements of Revenues and Direct Operating Expenses
                         for the Years Ended December 31, 1998 and 1997
                         and the Nine Months Ended September 30, 1999 and 1998.........................    4

                    Notes to Statements of Revenues and Direct Operating Expenses......................    5

     (b)  Pro forma financial information.

               Cross Timbers Oil Company:

                    Pro Forma Consolidated Financial Statements (Unaudited)............................    7

                    Pro Forma Consolidated Statement of Operations
                         for the Year Ended December 31, 1998 (Unaudited)..............................    8

                    Pro Forma Consolidated Statement of Operations
                         for the Nine Months Ended September 30,1999 (Unaudited).......................    9

                    Notes to Pro Forma Consolidated Financial Statements (Unaudited)...................    10

     (c)  Exhibits.

          Exhibit Number  and Description
          -------------------------------

              (2)   Plan of acquisition, reorganization, arrangement, liquidation or succession

                    2.1   Purchase and Sale Agreement by and between Ocean Energy, Inc. and
                          Cross Timbers Oil Company, dated July 30, 1999. *

              (23)  Consents of experts

                    23.1  Consent of Arthur Andersen LLP

              (99)  Additional exhibits

                    99.1  Revolving Credit Agreement, dated September 15, 1999, among
                          Summer Acquisition Company and certain commercial banks named therein. *

                    99.2  Stockholders Agreement, dated September 15, 1999, among
                          Whitewine Holding Company, LBI Group Inc. and Cross Timbers
                          Trading Company.

                    99.3  Put and Call Agreement, dated September 15, 1999, by and between
                          Cross Timbers Oil Company and LBI Group Inc.

                    99.4  Registration Rights Agreement, dated September 15, 1999, by and between
                          Cross Timbers Oil Company and Whitewine Holding Company.

--------------------------------
     * Previously filed

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



Cross Timbers Oil Company:

We have audited the accompanying statements of revenues and direct operating expenses of the Ocean Energy Acquisition (see Note 1) for the years ended December 31, 1998 and 1997. These financial statements are the responsibility of the management of Cross Timbers Oil Company. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such statements present fairly, in all material respects, the revenues and direct operating expenses of the Ocean Energy Acquisition described in Note 1 for the years ended December 31, 1998 and 1997 in conformity with generally accepted accounting principles.



ARTHUR ANDERSEN LLP

Fort Worth, Texas
November 22, 1999

                            OCEAN ENERGY ACQUISITION
              Statements of Revenues and Direct Operating Expenses
                 For the Years Ended December 31, 1998 and 1997
             and the Nine Months Ended September 30, 1999 and 1998

                                 (in thousands)


                                                          Nine Months
                                                       Ended September 30,
                                                      --------------------
                                     1998     1997     1999         1998
                                    -------  -------  -------      -------
                                                         (unaudited)
REVENUES

 Oil..............................  $     2  $     3  $     2      $     2
 Gas..............................   42,671   59,413   25,086       31,828
                                    -------  -------  -------      -------
  Total...........................   42,673   59,416   25,088       31,830
                                    -------  -------  -------      -------

DIRECT OPERATING EXPENSES

 Production.......................    3,358    2,767    1,822        2,555
 Taxes, transportation and other..    3,683    4,378    1,949        2,507
                                    -------  -------  -------      -------
  Total...........................    7,041    7,145    3,771        5,062
                                    -------  -------  -------      -------

EXCESS OF REVENUES OVER
 DIRECT OPERATING EXPENSES........  $35,632  $52,271  $21,317      $26,768
                                    =======  =======  =======      =======

See Accompanying Notes to Statements of Revenues and Direct Operating Expenses.

                            OCEAN ENERGY ACQUISITION
         Notes to Statements of Revenues and Direct Operating Expenses

1. Basis of Presentation

     On September 15, 1999, Cross Timbers Oil Company ("the Company") and Lehman Brothers Holdings, Inc. ("Lehman") acquired Arkoma Basin oil and gas properties from Ocean Energy, Inc. ("Ocean Energy Acquisition") for $231 million. The original purchase price of $235.3 million was reduced by estimated net revenue received between the July 1, 1999 effective date and the closing date. Additional purchase price adjustments may result from post-closing adjustments. All purchase costs will be allocated to oil and gas properties.

     The Company and Lehman each own 50% of Whitewine Holding Company ("Whitewine"), which was formed to acquire the Arkoma Basin properties. The Company entered into a put and call agreement with Lehman whereby the Company has the right to purchase Lehman's 50% interest in the Ocean Energy Acquisition from January 1, 2000 through September 15, 2000. If the Company does not exercise its option on or before that date, Lehman has the right to sell its 50% interest to the Company on September 15, 2000. The option exercise price is Lehman's cost of $100 million plus an annualized return of 20%. The parties agreed to the put and call agreement in order to provide the Company a method of purchasing the remainder of the Ocean Energy Acquisition, and to provide Lehman a method to sell its interest, if either party determined it to be in its best interest.

     The accompanying financial statements include 100% of the revenues and direct operating expenses of the properties acquired through Whitewine. Whitewine's financial results are consolidated in the Company's financial statements, with recognition of Lehman's 50% interest as a minority interest. The accompanying statements of revenues and direct operating expenses do not include general and administrative expense, interest income or expense, a provision for depreciation, depletion and amortization or any provision for income taxes because the property interests acquired represent only a portion of a business, and the costs incurred by Ocean Energy, Inc. are not necessarily indicative of the costs to be incurred by Whitewine.

     Historical financial information reflecting financial position, results of operations and cash flows of the Ocean Energy Acquisition are not presented because the entire acquisition cost was assigned to oil and gas property interests. Accordingly, the historical statements of revenues and direct operating expenses have been presented in lieu of the financial statements required under Rule 3-05 of Securities and Exchange Commission Regulation S-X.


2. Supplemental Oil and Gas Reserve Information (Unaudited)

Estimated Quantities of Proved Oil and Gas Reserves

     The proved reserve information presented below has been estimated by the Company's internal engineers using December 31, 1998 prices and costs. Proved reserves are estimated quantities of crude oil and natural gas which, based on geologic and engineering data, are estimated to be reasonably recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods. Because of inherent uncertainties and the limited nature of reservoir data, such estimates are subject to change as additional information becomes available.

     Proved Oil and Gas Reserves at December 31, 1998

                                             Oil (Bbls)       Gas (Mcf)
                                           -------------    ------------
                                                   (in thousands)
     Proved reserves.......................           2       229,837
                                                =======       =======

     Proved developed reserves.............           2       195,995
                                                =======       =======

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves

     The standardized measure of discounted future net cash flows ("Standardized Measure") is prepared using assumptions required by the Financial Accounting Standards Board. Such assumptions include the use of year-end prices for oil and gas and year-end costs for estimated future development and production expenditures to produce year-end estimated proved reserves. Discounted future net cash flows are calculated using a 10% rate.

     The Standardized Measure does not represent the Company's estimate of future net cash flows or the value of proved oil and gas reserves. Probable and possible reserves, which may become proved in the future, are excluded from the calculations. Furthermore, year-end prices, used to determine the standardized measure of discounted cash flows, are influenced by seasonal demand and other factors and may not be the most representative in estimating future revenues or reserve data.

     Standardized Measure of Discounted Future Net Cash Flows at December 31,
1998

                                             (in thousands)
Future cash inflows........................      $ 449,591
Future costs:
 Production................................       (110,847)
 Development...............................        (19,168)
                                                 ---------
Future net cash inflows....................        319,576
10% annual discount........................       (155,072)
                                                 ---------

Standardized measure of discounted future
  net cash flows before income taxes             $ 164,504
                                                 =========

                           CROSS TIMBERS OIL COMPANY
            PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

   The accompanying Pro Forma Consolidated Financial Statements have been prepared by recording pro forma adjustments to the historical consolidated financial statements of Cross Timbers Oil Company ("the Company"). The Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 1999 has been prepared as if the Ocean Energy Acquisition, Spring Holding Company Acquisition and Other Acquisitions and Dispositions were consummated on January 1, 1999. The Pro Forma Consolidated Statement of Operations for the year ended December 31, 1998 has been prepared as if the Ocean Energy Acquisition, Spring Holding Company Acquisition and Other Acquisitions and Dispositions were consummated immediately prior to January 1, 1998. No pro forma balance sheet is included since these transactions occurred prior to September 30, 1999, and therefore are included in the Company's historical balance sheet.

          The Pro Forma Consolidated Financial Statements are not necessarily indicative of the results of operations that would have occurred had the transactions been effected on the assumed dates. Additionally, future results may vary significantly from the results reflected in the Pro Forma Consolidated Statements of Operations due to normal production declines, changes in prices, future transactions and other factors. These statements should be read in conjunction with the Company's audited consolidated financial statements and the related notes for the year ended December 31, 1998 included in the Company's 1998 Form 10-K, the Company's unaudited consolidated financial statements and the related notes for the nine months ended September 30, 1999 included in the Company's Form 10-Q for the quarter ended September 30, 1999 and the statement of revenues and direct operating expenses of the Ocean Energy Acquisition for the year ended December 31, 1998 included in this Form 8-K/A.

                           CROSS TIMBERS OIL COMPANY
          Pro Forma Consolidated Statement of Operations (Unaudited)
                     For the Year Ended December 31, 1998

                                                              Pro Forma Adjustments (Note 3)
                                                    ---------------------------------------------------------
                                                                     Spring
                                                        Ocean       Holding         Other
                                                        Energy      Company      Acquisitions
                                                     Acquisition   Acquisition  & Dispositions
                                         Historical     (a)           (b)            (c)            Other         Pro Forma
                                         ----------  -----------   ------------ ---------------  ------------  ---------------
REVENUES                                                       (in thousands, except per share amounts)
 Oil and condensate........              $  56,164       $     2   $     -         $  5,795         $      -      $  61,961
 Gas and natural gas
  liquids..................                182,587        42,671    21,554          (12,212)               -        234,600
 Gas gathering, processing
    and marketing..........                  9,438             -       880                -                -         10,318
 Other.....................                  1,297             -       791                -                -          2,088
                                         ---------       -------   -------     ------------   --------------      ---------
   Total Revenues..........                249,486        42,673    23,225           (6,417)               -        308,967
                                         ---------       -------   -------     ------------   --------------      ---------

EXPENSES

 Production................                 63,148         3,358     3,439           (3,565)           3,435(d)      69,815
 Exploration...............                  8,034             -         -                -                -          8,034
 Taxes, transportation and
    other..................                 29,105         3,683       539           (3,468)               -         29,859
 Depreciation, depletion
    and amortization.......                 83,560             -     9,893                -           27,319(f)     120,772
 Impairment................                  2,040             -         -                -                -          2,040
 General and administrative                 13,479             -     2,525                -           (4,515)(d)     11,489
 Gas gathering and
  processing...............                  8,360             -         -                -                -          8,360
 Trust development costs...                  1,498             -         -                -                -          1,498
                                         ---------       -------   -------     ------------   --------------      ---------
   Total Expenses..........                209,224         7,041    16,396           (7,033)          26,239        251,867
                                         ---------       -------   -------     ------------   --------------      ---------

OPERATING INCOME...........                 40,262        35,632     6,829              616          (26,239)        57,100
                                         ---------       -------   -------     ------------   --------------      ---------

OTHER INCOME (EXPENSE)
 Gain (loss) on investment
    in equity securities...                (93,719)            -         -                -                -        (93,719)
 Interest income
  (expense), net...........                (52,113)            -    (5,947)               -              603(g)     (57,457)
                                         ---------       -------   -------     ------------   --------------      ---------
   Total Other Income
    (Expense)..............               (145,832)            -    (5,947)               -              603       (151,176)
                                         ---------       -------   -------     ------------   --------------      ---------

INCOME (LOSS) BEFORE
 INCOME TAX
 AND MINORITY INTEREST.....               (105,570)       35,632       882              616          (25,636)       (94,076)

INCOME TAX EXPENSE
 (BENEFIT).................                (35,851)            -       339                -            3,462(i)     (32,050)

MINORITY INTEREST
 in Net Income of Consolidated
   Subsidiaries............                      -             -         -                -             (715)(j)       (715)
                                         ---------     ---------   -------     ------------    -------------      ---------

NET INCOME (LOSS)..........                (69,719)       35,632       543              616          (29,813)       (62,741)

Preferred Stock Dividends..                 (1,779)            -         -                -                -         (1,779)
                                         ---------     ---------   -------     ------------   --------------      ---------

EARNINGS (LOSS) AVAILABLE
 TO COMMON STOCK...........              $ (71,498)      $35,632   $   543         $    616         $(29,813)     $ (64,520)
                                         =========       =======   =======     ============   ==============      =========

EARNINGS (LOSS) PER COMMON
 SHARE
 Basic.....................                 $(1.65)                                                                  $(1.26)
                                         =========                                                                =========
 Diluted...................                 $(1.65)                                                                  $(1.26)
                                         =========                                                                =========

Weighted Average
 Common Shares Outstanding.                 43,396                   4,000            3,651                          51,047
                                         =========                 =======     ============                       =========

     See Accompanying Notes to Pro Forma Consolidated Financial Statements.

                           CROSS TIMBERS OIL COMPANY
           Pro Forma Consolidated Statement of Operations (Unaudited)
                  For the Nine Months Ended September 30, 1999

                                                                   Pro Forma Adjustments (Note 3)
                                                         ------------------------------------------------------
                                                                      Spring
                                                           Ocean      Holding         Other
                                                           Energy     Company       Acquisitions
                                                         Acquisition Acquisition   & Dispositions
                                             Historical      (a)        (b)             (c)            Other      Pro Forma
                                           ------------- ----------- -----------   ---------------  -----------   ----------
REVENUES                                                        (in thousands, except per share amounts)

 Oil and condensate........                     $ 58,413   $     2        $     -         $ (4,581)  $        -    $ 53,834
 Gas and natural gas
  liquids..................                      161,556    25,086         22,308          (17,367)           -     191,583
 Gas gathering, processing
    and marketing..........                        4,791         -            991                -            -       5,782
 Other.....................                        6,120         -            580                -            -       6,700
                                                --------   -------        -------   --------------   ----------    --------
   Total Revenues..........                      230,880    25,088         23,879          (21,948)           -     257,899
                                                --------   -------        -------   --------------   ----------    --------

EXPENSES

 Production................                       56,282     1,822          3,010           (5,603)       1,755(e)   57,266
 Exploration...............                          804         -              -                -            -         804
 Taxes, transportation and
  other....................                       23,971     1,949            337           (2,591)           -      23,666
 Depreciation, depletion
    and amortization.......                       77,630         -          9,454                -       10,327(f)   97,411
 General and administrative                        9,058         -          1,984                -       (3,579)(e)   7,463
 Gas gathering and
  processing...............                        6,429         -              -                -            -       6,429
                                                --------   -------        -------   --------------   ----------    --------
   Total Expenses..........                      174,174     3,771         14,785           (8,194)       8,503     193,039
                                                --------   -------        -------   --------------   ----------    --------

OPERATING INCOME...........                       56,706    21,317          9,094          (13,754)      (8,503)     64,860
                                                --------   -------        -------   --------------   ----------    --------

OTHER INCOME (EXPENSE)
 Gain on sale of Hugoton
    Royalty Trust units....                       40,566         -              -                -            -      40,566
 Gain on investment in
    equity securities......                        8,939         -              -                -            -       8,939
 Interest expense, net.....                      (44,591)        -         (6,079)               -       (1,912)(h) (52,582)
                                                --------   -------        -------   --------------   ----------    --------
   Total Other Income
    (Expense)..............                        4,914         -         (6,079)               -       (1,912)     (3,077)
                                                --------   -------        -------   --------------   ----------    --------

INCOME BEFORE INCOME TAX...
 AND MINORITY INTEREST.....                       61,620    21,317          3,015          (13,754)     (10,415)     61,783

INCOME TAX EXPENSE
 (BENEFIT).................                       20,803         -          1,152                -       (1,171)(i)  20,784

MINORITY INTEREST
 in Net Loss of
  Consolidated Subsidiaries                          645         -              -                -           49 (k)     694
                                                --------   -------        -------   --------------   ----------      ------

NET INCOME.................                       41,462    21,317          1,863          (13,754)      (9,195)     41,693

Preferred Stock Dividends..                       (1,334)        -              -                -            -      (1,334)
                                                --------   -------        -------   --------------   ----------    --------

EARNINGS AVAILABLE TO
 COMMON STOCK..............                     $ 40,128   $21,317        $ 1,863         $(13,754)    $ (9,195)   $ 40,359
                                                ========   =======        =======   ==============   ==========    ========

EARNINGS PER COMMON SHARE
 Basic.....................                        $0.87                                                              $0.83
                                                ========                                                           ========
 Diluted...................                        $0.85                                                              $0.81
                                                ========                                                           ========

Weighted Average
 Common Shares Outstanding.                       46,140                    2,652                                    48,792
                                                ========                  =======                                  ========

     See Accompanying Notes to Pro Forma Consolidated Financial Statements.

                           CROSS TIMBERS OIL COMPANY
        Notes to Pro Forma Consolidated Financial Statements (Unaudited)

1. Basis of Presentation

     The accompanying Pro Forma Consolidated Statement of Operations for the year ended December 31, 1998 has been prepared assuming that the Company consummated the Ocean Energy Acquisition, Spring Holding Company Acquisition and Other Acquisitions and Dispositions immediately prior to January 1, 1998. The accompanying Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 1999 has been prepared assuming that the Company consummated the Ocean Energy Acquisition, Spring Holding Company Acquisition and Other Acquisitions and Dispositions on January 1, 1999. The Pro Forma Consolidated Statements of Operations are not necessarily indicative of the results of operations had the above described transactions occurred on the assumed dates.


2. Acquisitions and Dispositions

Ocean Energy Acquisition

     On September 15, 1999, Cross Timbers Oil Company ("the Company") and Lehman Brothers Holdings, Inc. ("Lehman") acquired Arkoma Basin oil and gas properties from Ocean Energy, Inc. ("Ocean Energy Acquisition") for $231 million. The original purchase price of $235.3 million was reduced by estimated net revenue received between the July 1, 1999 effective date and the closing date. Additional purchase price adjustments may result from post-closing adjustments. All purchase costs will be allocated to oil and gas properties.

     The Company and Lehman each own 50% of Whitewine Holding Company ("Whitewine"), which was formed to acquire the Arkoma Basin properties. Lehman contributed $100 million in cash to Whitewine and the Company contributed $100 million in securities, including its common stock. The purchase price was funded with $100 million from the jointly owned company and $131 million financed through a revolving credit agreement between Whitewine's wholly owned subsidiary, Summer Acquisition Company, and commercial banks. Although the Company and Lehman have equal board representation and control of Whitewine, the Company's management controls operations of the properties. Whitewine's financial results are consolidated in the Company's financial statements, with recognition of Lehman's 50% interest as a minority interest.

     The Company entered into a put and call agreement with Lehman whereby the Company has the right to purchase Lehman's 50% interest in the Ocean Energy Acquisition from January 1, 2000 through September 15, 2000. If the Company does not exercise its option on or before that date, Lehman has the right to sell its 50% interest to the Company on September 15, 2000. The option exercise price is Lehman's cost of $100 million plus an annualized return of 20%. The parties agreed to the put and call agreement in order to provide the Company a method of purchasing the remainder of the Ocean Energy Acquisition, and to provide Lehman a method to sell its interest, if either party determined it to be in its best interest.

Spring Holding Company Acquisition

     On July 1, 1999, the Company and Lehman acquired the common stock of Spring Holding Company ("Spring Holding Company Acquisition"), a private oil and gas company located in Tulsa, Oklahoma for $85 million. The Company issued 4,000,000 shares of common stock, less $3.2 million cash received, for its ownership interest in Spring and Lehman contributed $42.5 million in cash. The Company and Lehman each owned 50% of a limited liability company that acquired the common stock of Spring. The Company consolidates its investment in Spring using the purchase method of accounting, with recognition of Lehman's investment as a minority interest through September 14, 1999. On September 15, 1999, the Company purchased Lehman's interest for $44.3 million, or $1.8 million in excess of the recorded minority interest, which excess was recorded as producing property cost.

Other Acquisitions and Dispositions

     The acquisitions described in the following paragraphs are collectively referred to as the "Other Acquisitions."

     On April 24, 1998, the Company acquired producing properties in the East Texas Basin from EEX Corporation ("EEX Acquisition") for $265 million. After purchase price adjustments primarily resulting from net revenues from the January 1, 1998 effective date through April 24, 1998, the properties were purchased for $245 million. In connection with the acquisition, the Company sold a production payment to EEX Corporation for $30 million. The cost of the EEX Acquisition (net of the production payment sold) of $215 million was funded by bank borrowings which were partially repaid by proceeds from the sale of 7,203,450 shares of common stock.

     On September 30, 1998, the Company acquired oil-producing properties in the Middle Ground Shoal Field of Alaska's Cook Inlet ("Cook Inlet Acquisition") from various Shell Oil Company affiliates ("Shell"). The acquired interests include a 100% working interest in two State of Alaska leases, two offshore production platforms and a 50% interest in certain operated production pipelines and onshore processing facilities. The Company acquired the properties in exchange for 1,921,850 shares of the Company's common stock, subject to a $20 per share price guarantee, and $6 million which was paid in August and September 1999.
The total purchase price of the Cook Inlet Acquisition was $45 million.

     On November 20, 1998, the Company acquired primarily gas-producing properties in northwest Oklahoma and the San Juan Basin of New Mexico for $33.4 million from Seagull Energy Corp. After purchase price adjustments primarily resulting from net revenues from the October 1, 1998 effective date through November 20, 1998, the properties were purchased for an estimated price of $29.2 million. Additional purchase price revisions may result from post-closing adjustments. The Company funded the acquisition with bank debt.

     The dispositions described in the following paragraphs are collectively referred to as the "Dispositions."

     In December 1998, the Company formed the Hugoton Royalty Trust by conveying 80% net profits interests in properties located in the Hugoton area of Kansas and Oklahoma, the Anadarko Basin of Oklahoma and the Green River Basin of Wyoming. These net profits interests were conveyed to the trust in exchange for 40,000,000 units of beneficial interest. On April 8, 1999, the Company sold 15,000,000, or 37.5%, of the trust units, in an initial public offering at a price of $9.50 per unit, less underwriters' discount and expenses. Pursuant to the underwriters' overallotment option, the Company sold an additional 2,004,000 trust units at $9.50 per unit less discount on May 7, 1999. Total net proceeds from the sale were $148.6 million, resulting in a gain of $40.3 million before income tax. Proceeds from the sale were used to reduce bank debt.

     On May 4, 1999, the Company sold non-operated producing properties in the San Juan Basin of New Mexico to Vastar Resources, Inc. for $29.9 million. The sale was effective March 1, 1999 and is subject to typical post-closing adjustments. The Company sold other non-operated producing properties in June 1999 for approximately $15 million. Proceeds from the sales were used to reduce bank debt.

     On September 14, 1999, oil and gas producing properties were sold for approximately $63.5 million before closing costs. In two transactions, Cross Timbers sold a total of $41 million of primarily non-operated properties in Oklahoma, the Permian Basin of West Texas and New Mexico, and the Green River Basin of Wyoming. Additionally, Spring sold $22.5 million of properties in the Panhandle area of Texas and in Coal County, Oklahoma.

3. Pro Forma Adjustments

     Pro forma adjustments necessary to adjust the Statements of Operations are as follows:

     (a) To record revenue and direct operating expenses of the Ocean Energy Acquisition for the year ended 1998 and nine months ended September 30, 1999, from January 1 through the date of acquisition. Revenue and direct operating expenses subsequent to the date of acquisition are included in the Company's historical results of operations.

     (b) To record the results of operations of Spring Holding Company for the year ended 1998 and nine months ended September 30, 1999, from January 1 through the date of acquisition. Revenue and direct operating expenses subsequent to the date of acquisition are included in the Company's historical results of operations.

     (c) To record revenue and direct operating expenses of the Other Acquisitions, net of the Dispositions, from January 1 through the date of acquisition or disposition. Revenue and direct operating expenses subsequent to the date of acquisition or disposition are included in or excluded from the Company's historical results of operations.

     (d) To record the estimated net increase in general and administrative expense ($344,000) and an allocation from general and administrative expense to production expense ($4,859,000, less billings to joint owners of $1,424,000) attributable to the Ocean Energy Acquisition, the Spring Holding Company Acquisition and the Other Acquisitions, net of the Dispositions, for the year ended 1998.

     (e) To record the estimated net decrease in general and administrative expense ($834,000) and an allocation from general and administrative expense to production expense ($2,745,000, less billings to joint owners of $990,000) attributable to the Ocean Energy Acquisition, the Spring Holding Company Acquisition and the Other Acquisitions, net of the Dispositions, for the nine months ended September 30, 1999.

     (f) To record the estimated increase in depreciation and depletion expense attributable to the Ocean Energy Acquisition, the Spring Holding Company Acquisition and the Other Acquisitions, net of the Dispositions, for the year ended December 31, 1998 and the nine months ended September 30, 1999 using the unit-of-production method applied to the cost of the properties acquired.

     (g) To record the decrease in interest expense for the year ended 1998 attributable to the decrease in long-term debt from proceeds from the Dispositions, net of the increase in long-term debt to finance the purchase of the Ocean Energy Acquisition, the Spring Holding Company Acquisition and the Other Acquisitions. The change in interest expense was determined using the weighted average interest rate incurred by the Company under its revolving credit facilities, assuming the entire cost of the acquisitions had been funded with bank borrowings, and the entire proceeds from the dispositions had been used to reduce bank borrowings, at January 1, 1998.

     (h) To record the increase in interest expense for the nine months ended September 30, 1999 attributable to the increase in long-term debt to finance the Ocean Energy Acquisition, the Spring Holding Company Acquisition and the Other Acquisitions, net of the decrease in long-term debt from proceeds from the Dispositions. The change in interest expense was determined using the weighted average interest rate incurred by the Company under its revolving credit facilities, assuming the entire cost of the acquisitions had been funded with bank borrowings, and the entire proceeds from the dispositions had been used to reduce bank borrowings, at January 1, 1999.

     (i) To record income tax at a rate of 38.4% for the Ocean Energy Acquisition and the Spring Holding Company Acquisition, and 34% for the Other Acquisitions and Dispositions related to net pro forma adjustments.

     (j) To record the minority interest related to the pro forma net income of Whitewine Holding Company for the year ended December 31, 1998.

     (k) To reverse the minority interest related to the net loss of Spring Holding Company and record the minority interest related to the pro forma net loss of Whitewine Holding Company for the nine months ended September 30, 1999.

4. Pro Forma Supplemental Oil and Gas Reserve Information

Estimated Quantities of Pro Forma Proved Oil and Gas Reserves

     Pro forma reserve estimates at December 31, 1998 are based on reports prepared by independent petroleum engineers for proved reserves of the Company and reports prepared by the Company's internal engineers for proved reserves of the Ocean Energy Acquisition, Spring Holding Company Acquisition and Other Acquisitions and Dispositions, using December 31, 1998 prices and costs.

     Proved reserves are estimated quantities of crude oil, natural gas and natural gas liquids which, based on geologic and engineering data, are estimated to be reasonably recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods. Because of inherent uncertainties and the limited nature of reservoir data, such estimates are subject to change as additional information becomes available.

        Pro Forma Proved Oil and Gas Reserves at December 31, 1998
                                                                          Natural Gas
                                 Oil (Bbls)          Gas (Mcf)          Liquids (Bbls)
                             ------------------  ------------------  ---------------------
(in thousands)

Proved reserves............             49,714           1,379,272                 13,975
                                        ======           =========                 ======

Proved developed reserves..             38,324           1,097,435                 11,682
                                        ======           =========                 ======

Standardized Measure of Discounted Future Net Cash Flows Relating to Pro Forma Proved Oil and Gas Reserves

     The standardized measure of discounted future net cash flows ("Standardized Measure") is prepared using assumptions required by the Financial Accounting Standards Board. Such assumptions include the use of year-end prices for oil and gas and year-end costs for estimated future development and production expenditures to produce year-end estimated proved reserves. Discounted future net cash flows are calculated using a 10% rate.

     The Standardized Measure does not represent the Company's estimate of future net cash flows or the value of proved oil and gas reserves. Probable and possible reserves, which may become proved in the future, are excluded from the calculations. Furthermore, year-end prices, used to determine the standardized measure of discounted cash flows, are influenced by seasonal demand and other factors and may not be the most representative in estimating future revenues or reserve data.

     Pro Forma Standardized Measure of Discounted Future Net Cash Flows at December 31, 1998

                                                              (in thousands)

Future cash inflows.........................................    $ 3,294,194
Future costs:
 Production.................................................     (1,134,043)
 Development................................................       (251,863)
                                                                -----------
Future net cash inflows before income tax...................      1,908,288
Future income tax...........................................       (182,084)
                                                                -----------
Future net cash flows.......................................      1,726,204
10% annual discount.........................................       (766,700)
                                                                -----------

  Standardized measure of discounted future net cash flows      $   959,504
                                                                ===========

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              CROSS TIMBERS OIL COMPANY


Date: November 29, 1999             By: LOUIS G. BALDWIN
                                        ----------------------------
                                        Louis G. Baldwin
                                        Executive Vice President and
                                        Chief Financial Officer